UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 21, 2021 (January 20, 2021)

 THIRD POINT REINSURANCE LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1039994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Point House
3 Waterloo Lane
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: +1 441 542-3300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, $0.10 par value	TPRE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of January 20, 2021, Third Point Reinsurance Ltd. (the “Company”) and Christopher S. Coleman, the Company’s Chief Financial Officer, have entered into a Separation Agreement and Release (the “Separation Agreement”). The Company and Mr. Coleman entered into the Separation Agreement in connection with the expected appointment of David W. Junius, currently the Company’s Chief Operating Officer, as Chief Financial Officer of the Company not later than the closing of the merger transaction (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of August 6, 2020, by and among the Company, Sirius International Insurance Group Ltd. and Yoga Merger Sub Limited. The expected appointment of Mr. Junius was reported in the Company’s Current Report on Form 8-K filed on September 29, 2020.
Pursuant to the terms of the Separation Agreement, the Company and Mr. Coleman have mutually agreed that, not later than the date of the closing of the Merger (the “Closing Date”) Mr. Coleman’s employment as Chief Financial Officer will end and Mr. Coleman will commence employment on a transitional basis as the interim Chief Accounting Officer of the Company. In his capacity as interim Chief Accounting Officer, Mr. Coleman will assist the Company with financial reporting matters through the filing of the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021, which is currently expected to be filed in early May, 2021. Mr. Coleman’s employment with the Company will end as of close of business on the first business day following the filing of such Quarterly Report (the “Termination Date”, and the period from the Closing Date through the Termination Date, the “Transition Period”). During the Transition Period, Mr. Coleman will be paid the same compensation and receive the same employee benefits as he receives as Chief Financial Officer, as set forth in his employment agreement with the Company, dated as of November 10, 2014 (the “Employment Agreement”), a copy of which is publicly available.
In connection with the occurrence of the Termination Date, the Separation Agreement provides that Mr. Coleman will receive the severance payments and benefits provided in his Employment Agreement, consisting of (x) $910,000, which is equal to three months of notice pay (to be paid in a lump sum) and 18 months of base salary (to be paid in monthly installments); (y) a pro rata bonus for 2021 based on Mr. Coleman’s period of service in 2021; and (z) 18 months of continued medical benefits at active-employee rates. In addition, the Company and Mr. Coleman have agreed that (x) at the Termination Date, any outstanding and unvested time-based restricted shares held by Mr. Coleman will vest, and (y) certain outstanding and unvested performance-based restricted shares granted to Mr. Coleman will vest at target levels of performance and without proration. The foregoing severance payments and benefits, including the accelerated vesting of the equity awards, are conditioned on Mr. Coleman’s entry into a customary release of claims and compliance with covenants related to confidentiality, nondisparagement and nonsolicitation.
The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THIRD POINT REINSURANCE LTD.

Date: January 21, 2021	/s/ Daniel V. Malloy
	Name:	Daniel V. Malloy
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)